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                                                                   EXHIBIT 23.1




                       CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No. 333-     ) and related Prospectus of
National TechTeam, Inc. for the registration of 67,737 shares of its common stock and to the incorporation by reference therein of our report dated February 26, 1997, with respect to the consolidated financial statements of National TechTeam, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.





Detroit, Michigan
March 21, 1997